Exhibit 99.1

Opus Genetics Inc.

Financial Statements
Year Ended December 31, 2023
With Report of Independent Auditors

Opus Genetics Inc.

Report of Independent Auditors

To the Stockholders and Board of Directors
Opus Genetics, Inc.

Opinion

We have audited the financial statements of Opus Genetics, Inc. (the Company), which comprise the balance sheet as of December 31, 2023, and the related statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditors Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Detroit, Michigan

January 7, 2025

Opus Genetics Inc.
Balance Sheet

As of
December 31,
2023
Assets
Current assets:
Cash and cash equivalents	$180,422
Prepaids and other current assets	127,503
Total current assets	307,925
Right-of-use assets	174,362
Property and equipment, net	305,887
Total assets	$788,174

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$1,038,453
Accrued expenses and other liabilities	712,970
Convertible notes – related party	327,969
Total current liabilities	2,079,392
Lease liability, long term	63,450
Warrant liabilities	790,215
Total liabilities	2,933,057

Commitments and contingencies (Note 3)

Convertible preferred stock, $0.00001 par value; 58,188,000 shares authorized as of December 31, 2023; 32,395,710 shares issued and outstanding as of December 31, 2023; liquidation preference $28,690,106 as of December 31, 2023.	22,580,206
Stockholders’ deficit:
Common stock, par value $0.00001; 71,102,000 shares authorized as of December 31, 2023; 6,256,789 shares issued and outstanding at December 31, 2023.	62
Additional paid-in capital	334,720
Accumulated deficit	(25,059,871)
Total stockholders’ deficit	(24,725,089)
Total liabilities, convertible preferred stock and stockholders’ deficit	$788,174

See accompanying notes.

Opus Genetics Inc.
Statement of Operations and Comprehensive Loss

For the Year Ended
December 31,
2023

Operating expenses:
General and administrative	$2,717,363
Research and development	7,183,884
Total operating expenses	9,901,247
Loss from operations	(9,901,247)
Interest expense	(9,280)
Change in instruments measured at fair value	120,404
Other income, net	40,948
Loss before income taxes	(9,749,175)
Provision for income taxes	—
Net loss	(9,749,175)
Other comprehensive loss, net of tax	—
Comprehensive loss	$(9,749,175)

See accompanying notes.

Opus Genetics Inc.
Statement of Changes in Convertible Preferred Stock and Stockholders’ Deficit

					Additional
	Convertible Preferred Stock		Common Stock		Paid–In	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2022	23,865,633	$18,959,491	5,794,580	$58	$78,749	$(15,310,696)	$(15,231,889)
Issuance of convertible preferred stock – Series Seed	4,459,445	804,693	—	—	—	—	—
Issuance of convertible preferred stock – Series Seed-1 upon conversion of notes	2,092,116	1,501,972	—	—	—	—	—
Issuance of common stock	—	—	440,709	4	(4)	—	—
Issuance costs	—	(110,481)	—	—	—	—	—
Stock–based compensation	—	—	—	—	250,815	—	250,815
Exercise of stock option	—	—	21,500	—	5,160	—	5,160
Exercise of warrants	1,978,516	1,424,531	—	—	—	—	—
Net loss	—	—	—	—	—	(9,749,175)	(9,749,175)
Balance at December 31, 2023	32,395,710	$22,580,206	6,256,789	$62	$334,720	$(25,059,871)	$(24,725,089)

See accompanying notes.

Opus Genetics Inc.
Statement of Cash Flows

For the Year Ended
December 31,
2023
Operating activities
Net loss	$(9,749,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	250,815
Lease amortization	109,022
Depreciation	53,483
Change in instruments measured at fair value	(120,404)
Change in assets and liabilities:
Prepaid expenses and other assets	(55,553)
Accounts payable	336,818
Accrued expenses and other liabilities	200,283
Net cash used in operating activities	(8,974,711)
Investing activities
Purchases of fixed assets	—
Net cash used in investing activities	—
Financing activities
Proceeds from issuance of convertible preferred stock	804,693
Issuance costs attributed to convertible preferred stock	(110,481)
Issuance of convertible notes	1,850,000
Issuance of warrants	2,295,306
Exercise of warrants	19,785
Finance lease payments	(105,510)
Exercise of stock options	5,160
Net cash provided by financing activities	4,758,953
Net decrease in cash and cash equivalents	(4,215,758)
Cash and cash equivalents at beginning of period	4,396,180
Cash and cash equivalents at end of period	$180,422
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—
Cash paid for interest	$9,280
Supplemental non-cash financing transactions:
Conversion of notes to preferred	$1,501,972
Exercise of warrants to preferred stock	$1,404,746
Lease assets obtained in exchange for lease liabilities	$283,384

See accompanying notes.

Opus Genetics Inc.
Notes to Financial Statements
1.	Company Description and Summary of Significant Accounting Policies

Nature of Business

Opus Genetics, Inc. (the “Company” or “Opus”) ”) was a privately-owned clinical-stage gene therapy company for inherited retinal diseases from its inception through December 31, 2023.The Company was formed as a Delaware corporation on January 7, 2021 and is headquartered in Durham, North Carolina. The Company has not generated any revenues since inception and has never engaged in revenue-producing operations.

Acquisition by Ocuphire Pharma, Inc.

October 22, 2024, Ocuphire Pharma, Inc. (“Ocuphire”) acquired Opus (the “Merger”) in accordance with the terms of a merger agreement (“Merger Agreement”). Following the Merger, Ocuphire was renamed as Opus Genetics, Inc., effective October 23, 2024. For more information, see Note 9 – Subsequent Events.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”).

The Company does not have any subsidiaries or other entities that require consolidation for financial statement reporting purposes.

Liquidity

From its inception through December 31, 2023, the Company had devoted substantially all its resources to organizational and staffing activities, business planning, raising capital, and acquiring, developing and general and administrative support activities. The Company incurred losses and negative cash flows from operations since inception and had an accumulated deficit of $25.1 million as of December 31, 2023. Since inception through December 31, 2023, the Company had funded operations primarily with the net proceeds from the issuance of preferred equity securities, convertible promissory notes and to a lesser extent, from the issuance of common stock. The Company will require additional capital to continue research and development programs, including progressing clinical product candidates to commercialization. The Company had cash and cash equivalents of $180,422.The Company was acquired by Ocuphire in October 2024 (the “Acquisition”). See Note 9 – Subsequent Events. In association with the Acquisition, the Company became a wholly owned entity. Accordingly, as a result of the Acquisition, the Company believes they will have sufficient funds to meet the obligations as they come due at least for a period of twelve months from the date of the issuance of these financial statements.  In the longer term, the Company will have to continue to generate additional capital to meet the needs through sources such as new and existing collaborations and related license and milestones, the sale of equity securities, grant-funding opportunities, deferring certain discretionary costs and staging certain development costs, as needed.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less at the time of deposit to be cash equivalents.

Opus Genetics Inc.
Notes to Financial Statements
Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. Management follows approved policies established by the Company’s Board of Directors (the “Board”) to reduce credit risk associated with the Company’s cash deposit and investment accounts. Pursuant to these policies, the Company limits its exposure through the kind, quality and concentration of its investments. The Company’s cash and cash equivalents are held or managed by one financial institutions in the United States. As of December 31, 2023, the Company had no cash equivalents that exceeded eligible for coverage by Federal Deposit Insurance Corporation (“FDIC”).

Fair Value of Common Stock and Preferred Stock

In the absence of a public trading market as a company with no significant revenues, the Company considered a range of factors to determine the fair value of the common stock and preferred stock (collectively equity). In determining the fair value of its equity, the Company used methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants (AICPA) Audit and Accounting Practice Aid Series: Valuation of Privately Held Company Equity Securities Issued as Compensation (the AICPA Practice Guide). The Company considered various objective and subjective factors, along with input from independent third-party valuation firms in connection with the common stock and preferred stock valuations. The factors considered for the equity stock valuations included (1) the achievement of technical and operational milestones by the Company; (2) the status of strategic relationships with collaborators; (3) the significant risks associated with the Company’s stage of development; (4) capital market conditions for life science companies and, in particular, similarly situated, privately held, early-stage life science companies; (5) the Company’s available cash, financial condition, and results of operations; (6) the most recent sales of the Company’s capital stock to the extent they were with outside parties; and (7) the preferential rights of any outstanding preferred stock.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 – This level consists of observable inputs such as quoted prices in active markets.

Level 2 – This level consists of inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 – This level consists of unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Financial liabilities that are measured at fair value on a recurring basis include the convertible notes and the warrant liabilities. None of the Company’s non-financial assets or liabilities are recorded at fair value on a non-recurring basis. No transfers between levels have occurred during the periods presented. The carrying amounts of the Company’s current assets and current liabilities, which are not measured at fair value on a recurring basis, are considered to be representative of their respective fair values because of the short-term nature of those accounts.

Liabilities measured at fair value on a recurring basis are as follows:

Opus Genetics Inc.
Notes to Financial Statements
	As of December 31, 2023
Description	Total	Level 1	Level 2	Level 3
Liabilities:
Convertible notes	$327,969	$—	$—	$327,969
Warrant liabilities	790,215	—	—	790,215
Total liabilities at fair value	$1,118,184	$—	$—	$1,118,184

The following table provides a roll-forward of the liabilities measured at fair value on a recurring basis using Level 3 inputs for the year ended December 31, 2023:

2023
Convertible Notes
Balance as of beginning of period	$—
Issuance	1,850,000
Conversion to preferred stock	(1,501,972)
Fair value change	(20,059)
Balance as of end of period	$327,969

2023
Warrant liabilities
Balance as of beginning of period	$—-
Issuance	2,295,306
Exercise	(1,404,746)
Fair value change	(100,345)
Balance as of end of period	$790,215

The fair value of the convertible notes outstanding was based on both the estimated fair value of the Company’s common stock, preferred stock and cash flow models discounted at the then current implied market rates evidenced in arms-length transactions representing expected returns by market participants for similar instruments during that period and were based on Level 3 inputs. The warrant liabilities were recorded at fair value utilizing an option pricing model using significant unobservable inputs consistent with the inputs used for the Company’s stock-based compensation expense adjusted for the warrants’ expected life and the fair value of the underlying preferred stock while outstanding.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation costs, for personnel in functions not directly associated with research and development activities. Other significant costs include insurance coverage for directors and officers and other property and liability exposures, legal fees relating to intellectual property and corporate matters, professional fees for accounting and tax services, and other services provided by business consultants.

Research and Development

Research and development expenses consist of costs incurred in performing research and development activities, including compensation, benefits and stock-based compensation costs for research and development employees and costs for consultants, costs associated with nonclinical studies and clinical trials, regulatory activities, manufacturing activities to support clinical activities, license fees, nonlegal patent costs, and fees paid to external service providers that conduct certain research and development.

Opus Genetics Inc.
Notes to Financial Statements
Property and Equipment

Property and equipment is recorded at cost and reduced by accumulated depreciation. Depreciation expense is recognized over the estimated useful lives of the assets using the straight-line method. The estimated useful life for equipment and furniture is generally five years. Tangible assets acquired for research and development activities and that have alternative use are capitalized over the useful life of the acquired asset. Estimated useful lives are periodically reviewed, and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts. Maintenance and repairs are charged directly to expense as incurred.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets, which consist of property and equipment and right-of-use assets for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. The Company assesses the recoverability of long-lived assets by determining whether or not the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

Leases

The Company leases are primarily for office spaces and equipment.  The Company determines whether a contract contains a lease at inception by determining if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. The Company groups lease and non-lease components for its equipment leases into a single lease component.

Right-of-use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term.  Renewal and termination clauses that are factored into the determination of the lease term, if it is reasonably certain that these options would be exercised by the Company.  Lease assets are amortized over the lease term, unless there is a transfer of title or purchase option reasonably certain of exercise, in which case the asset life is used. Certain of the Company’s lease agreements include variable payments.  Variable lease payments not dependent on an index or rate primarily consist of common area maintenance charges and are not included in the calculation of the ROU asset and lease liability and are expensed as incurred. In order to determine the present value of lease payments, the Company utilizes the risk free rate to calculate lease assets and liabilities.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company does not have leases where it is involved with the construction or design of an underlying asset. The Company has no material obligation for leases signed but not yet commenced as of December 31, 2023.

The Company has elected the practical expedient not to recognize leases with terms of 12 months or less on the balance sheet and instead recognize the lease payments on a straight-line basis over the term of the lease and variable lease payments in the period in which the obligation for the payments is incurred. Therefore, our short-term lease expense for the period does not reflect ongoing short-term lease commitments.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) ASC 718, Compensation — Stock Compensation. Accordingly, compensation costs related to equity instruments granted are recognized at the grant date fair value. The Company records forfeitures when they occur. Stock-based compensation arrangements to non-employees are accounted for in accordance with the applicable provisions of ASC 718.

Opus Genetics Inc.
Notes to Financial Statements
Convertible Preferred Stock

The Company recorded all shares of convertible preferred stock, net of offering costs, for the amount of net cash proceeds remaining upon the allocation of fair value attributed to the warrants classified as a liability bundled in the transaction. The convertible preferred stock was recorded outside of stockholders’ deficit because, in the event of certain deemed liquidation events considered not solely within the Company’s control, such as a merger, acquisition or sale of all or substantially all of the Company’s assets, the convertible preferred stock will become redeemable at the option of the holders. In the event of a change of control of the Company, proceeds received from the sale of such shares will be distributed in accordance with the liquidation preferences set forth in the Company’s Second Amended and Restated Certificate of Incorporation unless the holders of convertible preferred stock had previously converted their shares of convertible preferred stock into shares of common stock. The Company has not adjusted the carrying value of the convertible preferred stock to their redemption values, since it is uncertain whether or when a redemption event will occur.

Warrant Liabilities

The Company issued freestanding warrants (the “Warrants”) to purchase shares of its convertible preferred stock in connection with the June 2023 preferred stock financing. Since the underlying convertible preferred stock had contingent redemption features not under the control of the Company, the Warrants were classified as a liability in the accompanying balance sheet. The Company adjusts the carrying value of the Warrants to their estimated fair value at each reporting date, with any related increases or decreases in the fair value recorded to the change in instruments measured at fair value line item in the accompanying statement of operations and comprehensive loss.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued guidance (Accounting Standards Codification (“ASC”) 842, Leases) to increase transparency and comparability among organizations by requiring the recognition of right-of-use (ROU) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted ASC 842 effective January 1, 2022 and evaluated all of the Company’s current leases.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses. The ASU sets forth a current expected credit loss (CECL) model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. The Company adopted this ASU on January 1, 2023 and it did not have a significant impact on its financial statements.

In August 2020, FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which, among other things, provides guidance on how to account for contracts on an entity’s own equity. This ASU eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, this ASU modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted earnings per share computation. The amendments in this ASU are effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company early adopted this ASU and the adoption did not have a material impact on its financial statements.

Opus Genetics Inc.
Notes to Financial Statements
Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This guidance also includes certain other amendments to improve the effectiveness of income tax disclosures. This ASU is effective for entities other than public business entities for annual periods beginning after December 15, 2025. The Company is currently evaluating the impact of adoption of this guidance on its financial statements.

2.	Supplemental Balance Sheet Information

Prepaid and Other Current Assets

Prepaid and other current assets consist of the following:

December 31,
2023
Security deposit	$112,710
Prepaids	14,433
Other	360
Total prepaids and other current assets	$127,503

Property and Equipment, net

Property and equipment held for use by category are presented in the following table:

December 31,
2023
Lab equipment	$374,304
Total property and equipment	374,304
Less accumulated depreciation	(68,417)
Property and equipment, net	$305,887

Depreciation expense was $53,483 during the year ended December 31, 2023.

Opus Genetics Inc.
Notes to Financial Statements
Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

December 31,
2023
Lease obligation, short term	$114,424
Professional services	30,622
R&D services and supplies	548,666
Other	19,258
Total	$712,970

3.	Commitments and Contingencies

Leases

The Company’s noncancelable finance leases are accounted for under ASC 842 with terms of greater than 12 months. The Company leases lab equipment with terms of greater than 12 months and also leases office space in North Carolina with terms of 12 months or less. The Company has elected the practical expedient not to recognize leases with terms of 12 months or less on the balance sheet and instead recognize the lease payments on a straight-line basis over the term of the lease and variable lease payments in the period in which the obligation for the payments is incurred.

The Company recognized right-of-use-assets as well as corresponding lease liabilities for the lab equipment with non-cancellable terms of greater than 12 months. The Company’s lease liabilities represent the net present value of future lease payments utilizing a discount rates that correspond to the risk free rate.

The table below presents the lease-related assets and liabilities recorded on the balance sheets:

December 31, 2023
Finance Leases
Assets
Financing lease right-of-use assets	$174,362
Liabilities
Finance lease liabilities, current	$114,424
Finance lease liabilities, non-current	63,450
Total finance lease liabilities	$177,874

Weighted-average remaining lease term (years)	1.5
Weighted-average discount rate	3.9%

Opus Genetics Inc.
Notes to Financial Statements
Lease Costs

The table below presents certain information related to the lease costs for operating and finance leases for year ended December 31, 2023:

Year Ended December 31,
2023
Operating Leases
Short term leases included in operating expenses	$181,994
Finance Leases
Amortization of right-of-use assets	109,022
Interest on lease liabilities	8,885
Net operating and finance lease cost	$299,901

The table below presents certain supplemental information related to the cash flows for finance leases recorded on the statements of cash flows:

For the Year Ended December 31, 2023
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from finance leases	$8,885
Financing cash flows from finance leases	$105,510
Lease assets obtained in exchange for lease liabilities	$283,384

Undiscounted Cash Flows

The table below reconciles the undiscounted cash flows for the remaining years to the lease liabilities recorded on balance sheet as of December 31, 2023:

Calendar Year	Finance Leases
2024	$118,941
2025	64,017
Total minimum lease payments	182,958
Less: amount of lease payments representing interest	(5,084)
Present value of future lease payments	$177,874

Opus Genetics Inc.
Notes to Financial Statements
Other

In the ordinary course of business, from time to time, the Company may be subject to a broad range of claims and legal proceedings that relate to contractual allegations, patent infringement and other claims. In addition, the Company from time to time may be committed to reimburse third parties for costs incurred associated with business development related transactions upon the achievement of certain milestones. The Company establishes accruals when applicable for matters and commitments which it believes losses are probable and can be reasonably estimated. To date, no loss contingency for such matters and potential commitments have been recorded. Although it is not possible to predict with certainty the outcome of these matters or potential commitments, the Company is of the opinion that the ultimate resolution of these matters and potential commitments will not have a material adverse effect on its results of operations or financial position.

4.    Convertible Promissory Notes

May 2023 Convertible Notes

On May 9, 2023 and as amended on May 18, 2023, the Company entered into a Note Purchase Agreement (the “Financing”) with various investors of which the majority of the investors were also preferred stockholders of the Company. Under the Financing, unsecured convertible promissory notes (“May Convertible Notes”) were issued in the aggregate amount of $1,500,000. The maturity date of the May Convertible Notes was December 31, 2023.

The Company elected to account for the May Convertible Notes on a fair value basis under ASC 825 to comprehensively value and streamline the accounting for the embedded features that are recapped further below. The fair value change of the May Convertible Notes was recorded to the change in instruments measured at fair value line item in the statement of operations and comprehensive loss which amounted to an expense of $1,972.

Interest on outstanding principal amount was computed on a simple interest basis at the rate of two percent (2%) per annum upon issuance and continued until the May Convertible Notes were paid in full or converted. Interest was computed on the basis of a year of 360 days for the actual number of days elapsed. The May Convertible Notes were also subject to default provisions in the event of non-compliance resulting in the automatic acceleration of unpaid principal and interest.

Conversion of May Convertible Notes:

On June 5, 2023, the May Convertible Notes were converted upon the occurrence of the Series Seed Extension - Preferred Stock Financing (“Preferred Stock Financing“) under the Qualified Private Financing feature defined below. Since the conversion occurred under the original terms of the May Convertible Notes, the carrying amount of the May Convertible Notes at fair value were credited to the capital accounts. The fair value adjustment that occurred just prior to the conversion was recorded in the statement of operations and comprehensive loss in the change in instruments measured at fair value line item.

December 2023 Convertible Notes

On December 21, 2023, the Company entered into a Note Purchase Agreement (the “December Financing”) with an investor who was also a majority stockholder of the Company. Under the December Financing, unsecured convertible promissory notes (“December Convertible Notes”) for up to $850,000 in proceeds was provided under the agreement. As of December 31, 2023, a $350,000 note was issued under the December Financing.  See Note 9 - Subsequent Events for additional note issuances and term modifications that occurred in calendar year 2024.

The Company elected to account for the December Convertible Notes on a fair value basis under ASC 825 to comprehensively value and streamline the accounting for the embedded features that are recapped further below.

Opus Genetics Inc.
Notes to Financial Statements
The fair value change of the December Convertible Notes was recorded to the change in instruments measured at fair value line item in the statement of operations and comprehensive loss in the amount of a $22,031 gain.

The maturity date of the December Convertible Notes is at any time on or after the earlier to occur of a conversion or default event or March 31, 2024.  The December Convertible Notes are also subject to default provisions in the event of non-compliance resulting in the automatic acceleration of unpaid principal and interest.

The rate of interest and other provisions under the December Convertible Notes mirror those of the May Convertible Notes, collectively the “Convertible Notes”. Accrued interest attributed to the December Convertible Notes was $195 as of December 31, 2023 and was included as a component of the change in instruments measured at fair value line item in the statements of operations and comprehensive loss. Other major provisions of Convertible Notes are as follows:

•
In the event the Company completes a Qualified Private Financing (as defined below), the then-outstanding principal amount of the note plus all accrued and previously unpaid interest would be automatically converted into fully paid and nonassessable shares of the preferred stock equity at a price per share equal to the product of (i) lowest price per share paid by investors (the “Per Share Price”) for the shares of the Company’s preferred stock sold in the Qualified Private Financing, multiplied by (ii) 80%, rounded down to the nearest whole share and otherwise on the terms and conditions provided to such investors in such Qualified Private Financing except for conversion pricing and dividend rates.  A “Qualified Private Financing” means the first equity financing following the date hereof involving the sale by the Company of a new series of preferred stock in a single transaction or series of related transactions in which the Company receives an aggregate of at least $4,500,000 in cumulative gross proceeds, including the conversion of the Convertible Notes.

•
At any time on or after the maturity date, the Company shall, at the election of the requisite holders, convert the note. The conversion would be equal to the then-outstanding principal amount of the note plus all accrued and previously unpaid interest hereunder divided by the original issue price of the Company’s then-most senior class of equity, rounded down to the nearest whole share.

•
In the event of a Change in Control (as defined below) prior to the maturity date or prior to the conversion of the note, the holder shall elect to receive at the closing of such Change in Control, either (A) an amount equal to the amount the holder would receive out of the proceeds of such Change in Control if, immediately prior to the closing of such Change in Control, the then-outstanding principal amount of the note plus all accrued and previously unpaid interest hereunder was converted into that number of fully paid and nonassessable shares of the Company’s then most senior class of equity securities at a conversion price equal to the original issue price of such class of equity, or (B) immediately available funds equal to 200% of all unpaid principal and accrued interest then-outstanding under the note. The term “Change in Control” means a sale of the company as defined in that certain voting agreement, dated as of August 5, 2021.

5.   Convertible Preferred Stock

In August 5, 2021, the Company entered into a purchase agreement (the “August 2021 Purchase Agreement”) with certain investors to sell and issue Series Seed Preferred Stock, $0.00001 par value per share (the “Series Seed ”) at a purchase price of $0.8972 per share. There was one tranche issued in August 2021 for 10,644,416 shares and a second tranche issued in July 2022 for 13,221,217 shares upon the achievement of certain milestones. Both tranches were issued under the same terms and conditions.

On June 5, 2023, the Company entered into an extended purchase agreement (the “Extended Purchase Agreement”) with certain investors to sell and issue additional shares of Series Seed at $0.8972 per share (no change from the August 2021 Purchase Agreement). In addition, the May Convertible Notes (See Note 4 – Convertible Promissory Notes) were converted into Series Seed–1 Preferred Stock (“Series Seed -1”) upon the initial close under the Extended Purchase Agreement. The Series Seed and Series Seed-1 have the same terms except for conversion pricing and dividend rates.

Opus Genetics Inc.
Notes to Financial Statements
Lastly, in connection with the Extended Purchase Agreement, warrants (the “Warrants”) to purchase a number of shares of the Company’s Series Seed to equal 25% of the aggregate purchase price for the shares of Series Seed and Series Seed-1 that were issued. The per share exercise price of the Warrants is $0.01. See Note 6 - Warrants for further discussion of the Warrants.

The Series Seed and the Series Seed-1 are collectively referred to as “Preferred Stock”.

The authorized, issued and outstanding shares of the Preferred Stock as of December 31, 2023 consisted of the following:

As of December 31, 2023
Series	Shares Authorized	Shares Issued and Outstanding	Per share Issue Price	Current Conversion Price	Liquidation Preference	Carrying Value
Series Seed	56,053,000	30,303,594	$0.8972	$0.8972	$27,188,385	$21,261,745
Series Seed-1	2,135,000	2,092,116	$0.7178	$0.7178	1,501,721	1,318,461
Total	58,188,000	32,395,710			$28,690,106	$22,580,206

Preferred Stock Provisions

Dividends

The holders of outstanding shares of Preferred Stock are entitled to receive, only when, as and if declared by the  Board, out of any funds and assets legally available therefor, on a pari passu basis, dividends (i) at the rate of $0.06 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) for each share of Series Seed, and (ii) at the rate of $0.048 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) for each share of Series Seed-1, prior and in preference to any declaration or payment of any other dividend (other than dividends on shares of common stock payable in shares of common stock). The right to receive dividends on shares of Preferred Stock are not cumulative, and no right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared.

No dividends were declared by the Company through December 31, 2023.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock then outstanding are entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a deemed liquidation event, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such deemed liquidation event, as applicable, in each case on a pari passu basis, before any payment shall be made to the holders of common stock. The amount payable per share under this provision would equal the greater of (i) the applicable original issue price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of the applicable series of Preferred Stock been converted into common stock pursuant to immediately prior to such liquidation, dissolution, winding up or deemed liquidation event. If upon any such liquidation, dissolution or winding up of the Company or deemed liquidation event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Opus Genetics Inc.
Notes to Financial Statements
Conversion

The holders of the Preferred Stock have conversion rights where each share of Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the applicable original issue price by the applicable Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price for the Series Seed at issuance and as of December 31, 2023 was equal to $0.8972 (ii) and for the Series Seed-1 at issuance and as of December 31, 2023 was equal to $0.7178. The Conversion Price is subject to adjustment under certain dilution provisions discussed further below.

Voting Rights

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company, each holder of outstanding shares of Preferred Stock are entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Preferred Stock shall vote together with the holders of common stock as a single class and on an as-converted to common stock basis. Lastly, as separate class, the Preferred Stock holders have voting rights on certain specific matters, including amendments to the Company’s organizational documents, size of the Board, the creation or issuance of capital stock that is senior to the Series Seed and Series Seed-1, or on matters involving the issuance of certain debt securities.

The holders of record of the shares of Preferred Stock, exclusively and as a separate class on an as-converted basis, shall be entitled to elect three (3) directors of the Company and the holders of record of the shares of common stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Company.

Dilution

The Preferred Stock is subject to certain adjustments if  additional shares of Common Stock  are issued by the Company other than in the event of exempted issuances as defined in the Company’s Second Amended and Restated Certificate of Incorporation.

Lastly, no adjustment in any Conversion Price shall be made as the result of the issuance or deemed issuance of additional shares of common stock if the Company receives written notice from the requisite holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such additional shares of common stock.

Mandatory Conversion

Upon either (a) the closing of the sale of shares of common stock to the public at a price of at least $4.486 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the common stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of gross proceeds to the Company and in connection with such offering the common stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved the Board, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the requisite holders, then all outstanding shares of Preferred Stock shall automatically be converted into shares of common stock.

Opus Genetics Inc.
Notes to Financial Statements
6.   Warrants

In connection with the Extended Purchase Agreement discussed in Note 5 - Convertible Preferred Stock above, the Company issued Warrants to purchase 3,232,825 shares of the Company’s Series Seed convertible preferred stock.  The Warrants are freestanding. Since the Warrants are issuable into the underlying Series Seed where there are contingent redemption provisions, the Warrants were classified as a liability in the accompanying balance sheets. Warrants in the amount of 1,978,516 shares were exercised during calendar year 2023, and 1,254,309 Warrants remained outstanding as of December 31, 2023. The fair value change of the Warrants is recorded to the change in instruments measured at fair value line item in the statements of operations and comprehensive loss which amounted to a $100,345 benefit.

The per share exercise price of the Warrants is equal to $0.01, subject to adjustment pursuant hereto. The Warrants expire and shall no longer be exercisable as of the earlier of (a) the seven year anniversary of the issuance date; (b) immediately prior to a deemed liquidation event, or (c) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offering and sale of the Company’s common stock.

An option pricing model was used to estimate the aggregate fair value of the Warrants. Input assumptions used were as follows on June 5, 2023 and December 31, 2023: risk-free interest rate of 4.1 % as of both dates; expected volatility of 91% and 93%; respectively; expected life of 3.1 years and 2.5 years, respectively; and expected dividend yield zero percent for both dates. The underlying equity value used was the fair value based on the Company’s Series Seed valuations effective on June 5, 2023 and December 31, 2023 which amounted to $0.72 and $0.64, respectively. The aggregate fair value of the Warrants was $2,295,306 upon issuance and was recorded as a long term liability on the accompanying balance sheets.

7.   Stock-based Compensation

Stock-based compensation expense was included in general and administrative and research and development costs as follows in the accompanying statement of operations and comprehensive loss for the year ended:

2023
General and administrative	$218,484
Research and development	32,331
Total stock-based compensation	$250,815

2021 Equity Incentive Plan

On January 7, 2021, the stockholders of the Company approved the 2021 Stock Option Plan (the “2021 Plan”) for the issuance of stock options.  Under the 2021 Plan, 5,576,465 shares of common stock were reserved for the granting of incentive and nonstatutory stock options.

During the year ended December 31, 2023, 1,682,957 stock options were granted to officers, directors, employees and consultants, respectively, generally vesting over a twelve (12) to forty-eight (48) month period.

The following table summarizes the Company’s stock option plan activity:

Opus Genetics Inc.
Notes to Financial Statements
	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value(1)

Outstanding at December 31, 2022	2,948,718	$0.240	9.55	$—
Granted	1,682,957	$0.248
Exercised	(21,500)	$0.240
Forfeited	(1,145,487)	$0.240
Outstanding at December 31, 2023	3,464,688	$0.244	9.05	$124,494
Vested and expected to vest at December 31, 2023	3,464,688	$0.244	9.05	$124,494
Vested and exercisable at December 31, 2023	835,976	$0.240	8.48	$33,439

(1)
The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying options and the fair value of common stock as of December 31, 2023 and 2022 of $0.28 and $.0.24 per share, respectively.

The weighted average fair value per share of options granted during the year ended December 31, 2023 was $0.246. The Company measures the fair value of stock options with service-based vesting criteria to employees, directors and consultants on the date of grant using the Black-Scholes option pricing model. The Company does not have adequate history to support an internal calculation of volatility and expected term. As such, the Company has used a weighted average volatility considering the volatilities of several guideline companies.

For purposes of identifying similar entities (guideline companies), the Company considered characteristics such as industry, length of trading history, and stage of life cycle. The average expected life of the options was based on the contractual term for agreements that allow for exercise of vested options through the end of the contractual term upon termination of continuous service, and for all other agreements, was based on the mid‑point between the vesting date and the end of the contractual term according to the “simplified method” as described in Staff Accounting Bulletin 110. The risk‑free interest rate is determined by reference to implied yields available from U.S. Treasury securities with a remaining term equal to the expected life assumed at the date of grant. The Company records forfeitures when they occur. The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. The weighted average assumptions used in the Black-Scholes option pricing model are as follows during the year ended December 31, 2023:

2023

Expected stock price volatility	84.9%
Expected life of options (years)	5.6
Expected dividend yield	—%
Risk free interest rate	4.2%

During the year ended December 31, 2023, 802,833 stock options vested. The weighted average fair value per share of options vesting during the year ended December 31, 2023 ranged from $0.17 to $0.18. During the year ended December 31, 2023, 21,500 stock options were exercised with no intrinsic value.

Unrecognized stock-based compensation cost was $422,068 as of December 31, 2023. The unrecognized stock-based compensation cost is expected to be recognized over a weighted average period of 1.5 years. As of December 31, 2023, 2,090,277 shares in the aggregate were available for future issuance under the 2021 Plan and Inducement Plan.

Opus Genetics Inc.
Notes to Financial Statements
8.    Income Taxes

The effective tax rate for the year ended December 31, 2023 was zero percent.

A reconciliation of income tax computed at the statutory federal income tax rate to the provision (benefit) for income taxes included in the accompanying statement of operations and comprehensive loss is as follows for the year ended December 31, 2023:

2023
Income tax (benefit) provision at federal statutory rate	(21.0)%
Valuation allowance	23.4
State income tax, net of federal benefit	(2.4)
Stock options	0.2
Other	(0.2)
Effective tax rate	0.0%

The components of income tax provision (benefit) consisted of the following for the year ended December 31, 2023:

2023
Loss before income taxes	$(9,749,175)

Current:
Federal	$—
State	—
Total current tax provision (benefit)	—
Deferred:
Federal	—
State	—
Total tax provision (benefit)	$—

Significant components of the Company’s deferred tax assets and liabilities are summarized in the tables below as of December 31, 2023:

2023
Deferred tax assets:
Federal operating loss carryforwards	$2,239,680
State operating loss carryforwards	252,764
Deferral of research and development costs	3,330,760
Stock-based compensation	35,505
Leases	41,569
Charity	2,501
Subtotal	5,902,779
Valuation allowance	(5,836,051)
Total deferred tax assets, net of valuation allowance	66,728
Deferred tax liabilities:
Prepaids	(3,344)
Fixed assets and right-of-use assets	(63,384)
Total deferred tax liabilities	(66,728)
Net deferred tax assets	$—

Opus Genetics Inc.
Notes to Financial Statements
As of December 31, 2023, the Company had gross deferred tax assets of approximately $5.9 million. Realization of the deferred tax assets is primarily dependent upon future taxable income, if any, the amount and timing of which are uncertain. The Company has cumulative pre‑tax losses and faces significant challenges to becoming profitable in the future. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance of $5.8 million as of December 31, 2023. U.S. net deferred tax assets will continue to require a valuation allowance until the Company can demonstrate their realizability through sustained profitability or another source of income.

As of December 31, 2023, the tax effect of the Company’s federal net operating loss carryforwards was approximately $2.2 million. The Company did not have any federal research credit carryforwards as of December 31, 2023. The federal net operating loss carryforwards will not expire. As of December 31, 2023, the Company had state net operating loss carryforwards with a tax effect of approximately $0.3 million. The Company did not have state research credit carryforwards as of December 31, 2023. The state net operating loss carryforwards will begin to expire in 2037.

As a result of the Acquisition (see Note 9- Subsequent Events), utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more “5-percent shareholders” increase their ownership, in the aggregate, by more than 50 percentage points over a 3 year testing period, or beginning the day after the most recent ownership change, if shorter. The Company has not yet evaluated the impact of Section 382 and Section 383 on its remaining tax attributes that were generated by Opus since the formation of the Company in 2021.

The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense. There were no uncertain tax positions as of December 31, 2023, and as such, no interest or penalties were recorded to income tax expense.

The Company’s corporate returns are subject to examination beginning with the 2021 tax year for federal and state income tax purposes.

9.	Subsequent Events

For the purposes of the financial statements as of December 31, 2023 and the year then ended, the Company has completed an evaluation of all subsequent events through January 7, 2025, the date the financial statements were issued. The Company has concluded that the following events or transactions below require disclosure.

Issuance and Modification of Convertible Promissory Notes

The Company issued additional convertible promissory notes in the amount of $3,947,000 through September 30, 2024.  The terms of the convertible notes were amended at various points between March 8, 2024 and August 30, 2024 which included the extension of the maturity date to December 31, 2024 and resulted in the increase in the rate of interest from 2.0 percent to 8.0 percent.

Further on March 8, 2024, warrant coverage was provided to all current noteholders with outstanding amounts and to new investors subsequent to that date. Each noteholder is entitled to warrants equal to 25% of the original principal amount of the corresponding note purchased divided by $0.8972 (the original purchase price per share of the Series Seed). In addition, via amendments to the note purchase agreement through August 30, 2024, the note financing was increased to a maximum of $7,000,000 in proceeds through December 31, 2024.

Opus Genetics Inc.
Notes to Financial Statements
Acquisition by Ocuphire Pharma, Inc.

October 22, 2024, Ocuphire acquired Opus in accordance with the terms of a Merger Agreement. The Merger was intended to constitute an integrated transaction that qualified as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 for U.S. federal income tax purposes.

Following the Merger, Ocuphire was renamed as Opus Genetics, Inc., effective October 23, 2024.

Under the terms of the Merger Agreement, at the closing of the Merger, Ocuphire issued to the securityholders of Opus 5,237,063 shares of the common stock of Ocuphire, par value $0.0001 per share (the “Common Stock”), and 14,145.374 shares of preferred stock, par value $0.0001 per share, designated as Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”), each share of which is convertible into 1,000 shares of Common Stock, subject to certain conditions, including the approval of such conversion by Ocuphire’s stockholders.